                                   EXHIBIT 5.1

                                                                 June 15, 1995



Albany International Corp.
P. O. Box 1907
Albany, New York  12201-1907

Dear Sirs:

          Albany International Corp., a Delaware corporation ("the Company"), has requested my opinion in connection with its Registration Statement on Form S-8, ("the Registration Statement"), filed by the Company on or about July 1, 1995 with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended ("the Act"), relating to 2,000,000 shares of Class A Common Stock, par value $.001 per share, issuable on exercise of stock options granted under the Company's 1992 Stock Option Plan ("the Plan").

          I have examined and am relying on originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, such other instruments, certificates and representations of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I deemed appropriate as a basis for the opinion expressed below.

          Based on the foregoing, it is my opinion that the shares of Class A Common Stock of the Company issuable on exercise of options granted under the Plan being registered under the Registration Statement will, when sold pursuant to the Registration Statement, be duly authorized, validly issued, fully-paid and non-assessable, provided that the exercise price for such shares under such options is in fact paid to the Company.

          In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the corporation law of the State of Delaware and the laws of the United States of America.

Albany International Corp., p. 2



          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,



                                        By     /s/  THOMAS H. HAGOORT
                                            -----------------------------
                                               Thomas H. Hagoort
                                               General Counsel
                                               Albany International Corp.